UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 27, 2018 (August 24, 2018)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On August 24, 2018, the Board of Directors of ServiceMaster Global Holdings, Inc. (the “Company”) approved the separation of the Company’s American Home Shield business through the distribution of at least 80.1% of the outstanding shares of common stock of frontdoor, inc. (“Frontdoor”), a wholly owned subsidiary of the Company, to the Company’s shareholders (the “Separation and Distribution”).  To consummate the Separation and Distribution, the Board of Directors declared a pro rata dividend of shares of Frontdoor common stock, which dividend will be effective as of 12:01 a.m. Eastern Time on October 1, 2018, to the Company’s shareholders of record as of the close of business on September 14, 2018 (the “Record Date”).  Each Company shareholder as of the Record Date will receive one share of Frontdoor common stock for every two shares of Company common stock held at the close of business on the Record Date.  Shareholders will receive cash in lieu of fractional shares of Frontdoor common stock.  The Separation and Distribution is subject to the satisfaction or waiver of certain conditions, as more fully described in Frontdoor’s Registration Statement on Form 10 (File No. 0001727263).

Following the Separation and Distribution, Frontdoor will be an independent, publicly traded company.  The Company will retain an interest of approximately 19.8% in Frontdoor.

The press release announcing certain details of the Separation and Distribution is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This report contains forward-looking statements and cautionary statements, including statements with respect to the potential separation of Frontdoor from the Company and the distribution of Frontdoor shares to the Company’s shareholders. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed at all, the results and impact of the announcement of the spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the increased demands on management to prepare for and accomplish the spin-off, the incurrence of significant transaction costs, the impact of the spin-off on the businesses of the Company and Frontdoor, and the failure to achieve anticipated benefits of the spin-off. The Company cautions investors that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, the Company’s actual results of operations, financial condition and liquidity, and the development of the market segments in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this report. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; the effects of the Company’s substantial indebtedness; changes in interest rates, because a significant portion of the Company’s indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of the Company’s business strategies, and costs associated with restructuring initiatives. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof. For a discussion of some of the important factors that could cause the Company’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this report, investors should refer to the disclosure contained under the heading “Risk Factors” in the Company’s reports filed with the U.S. Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Pricing
Exhibit No.	Description of Exhibit

99.1	Press Release of ServiceMaster Global Holdings, Inc., issued August 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

August 27, 2018	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of ServiceMaster Global Holdings, Inc., issued August 27, 2018.